EXHIBIT 23.2


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference of our audit report dated March 29, 2011 which is included in the Annual Report on Form 10-K/A for the year ended December 31, 2010 of BioCurex, Inc. in the Company's Registration Statement on Form S-8 pertaining to the Non-Qualified Stock Option Plan and the Stock Bonus Plan.


/s/ "MANNING ELLIOTT LLP"
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CHARTERED ACCOUNTANTS

Vancouver, Canada

May 20, 2011

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